Exhibit 10.17

                                LICENSE AGREEMENT

           This license agreement (hereinafter "Agreement") is made effective as of the latter of the signature dates below written (hereinafter the "Effective Date") by and between American Motorcyclist Association, an Ohio corporation, with its offices at 1315 Yarmouth Drive, Pickerington, Ohio 43147 ("LICENSOR"), and Execute Sports, with its principal place of business at 23121 Arroyo Vista, Suite B, Rancho Santa Margarita, CA 92688 ("LICENSEE").

 Recitals

           WHEREAS, LICENSOR is the owner of the trademarks and service marks and associated applications and registrations thereof ("MARKS") listed in Exhibit A for use in association with a motorcyclist association and motorcyclist related services.

           WHEREAS, LICENSEE desires to obtain from LICENSOR a right and license to use the MARKS in connection with number plates.

           WHEREAS, LICENSOR warrants that LICENSOR has full and exclusive right to grant this license on these MARKS; and

           NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

 1. LICENSE GRANT

1.1 License Grant. Subject to the terms, conditions, and restrictions of this Agreement, LICENSOR hereby grants to LICENSEE a non-exclusive, non-transferable license for the term, to use the MARKS in connection with number plates.

2. OWNERSHIP

2.1 LICENSOR Rights. LICENSEE agrees that LICENSOR shall retain all ownership rights in the MARKS, and LICENSEE agrees that it will not do anything inconsistent with such ownership and that all use of the MARKS shall inure to the benefit of LICENSOR. Nothing in this Agreement shall be interpreted as giving LICENSEE any right, title, or interest in the MARKS other than the right to use the MARKS in accordance with this Agreement. LICENSEE further agrees that it will not challenge the validity of this Agreement or attack the title of LICENSOR to the MARKS or otherwise disparage the MARKS or contest them in any way. No license or other interest of any kind in such proprietary rights is directly or indirectly granted to LICENSEE, except as specifically provided in
Section 1.1 above.

3. QUALITY STANDARDS

3.1 Quality Control. LICENSEE agrees that the nature and quality of all goods sold, and all services rendered by LICENSEE under the MARKS, and all related advertising and promotional uses of the MARKS, shall conform to the standards set by, and be under the control of LICENSOR. LICENSOR has approved the use of the MARKS on the Product to be manufactured, used, and sold by LICENSEE, a sample of which is attached hereto as Exhibit B.

4. FORM OF USE

4.1 LICENSEE agrees to use the MARKS only in the form and manner and with appropriate legends as prescribed by LICENSOR.

5. PAYMENTS

5.1 Lump Sum and/or Royalty Fee Payments. As consideration for the initial term of the license granted hereunder, LICENSEE agrees to pay LICENSOR a one-time lump sum payment of $250 and royalty fees of 6% of the LICENSEE's gross sales in excess of $1,000 of products bearing the MARKS either directly or indirectly, such as on packaging for the products. LICENSOR shall have the right to retain an independent service to review the financial records of LICENSEE as it relates to use of the MARKS. The royalty fees shall accrue and be charged throughout the term and shall be paid as follows: Not later than thirty (30) days after the end of each of LICENSEE's calendar quarter, LICENSEE shall pay to LICENSOR the total amount of royalty fee due for the quarter just ended.

6. TERM AND TERMINATION

6.1 Term of License. This license shall become effective on the Effective Date of this Agreement, shall continue in force and effect for one (1) year or until the Agreement between the parties is terminated, whichever is earlier, and shall not otherwise terminate unless in accordance with the provisions of this section 6.

6.2 Renewal. LICENSOR, in its sole discretion, with or without cause, may refuse to renew the license at the end of any one (1) year term under the same or different terms, as LICENSOR so desires. Both parties evidencing intent to renew must sign a renewal notice or no renewal shall have occurred. If no other terms are adopted upon renewal, then the same terms herein shall apply.

6.3 Termination. Either party may terminate this Agreement upon sixty (60) days prior written notice to the other party if a Default, as defined below, by the other party has occurred and is continuing. The term "Default" shall mean any of the following: (a) failure by a party to comply with or perform any provision or condition of this Agreement and continuance of such failure for thirty (30) days after written notice thereof to such party; or (b) a party becomes insolvent, is unable to pay its debts as they mature or is the subject of a petition in bankruptcy, whether voluntary or involuntary, or of any other proceeding under bankruptcy, insolvency or similar laws; or makes an assignment for the benefit of creditors; or is named in, or its property is subject to a suit for appointment of a receiver; or is dissolved or liquidated, or (c) LICENSEE commits any act that does or may bring harm to the MARKS. In the event of such termination, the non-defaulting party shall be entitled to pursue any remedy provided in law or equity, including injunctive relief and the right to recover any damages it may have suffered by reason of such Default. Upon termination of this Agreement, LICENSEE shall immediately terminate all use of the MARKS.

6.4 Ceasing of Operations. In the event that LICENSEE ceases operations, all rights acquired by the LICENSEE hereunder shall terminate.

6.5 Rights Upon Termination. If this Agreement is terminated, then all of LICENSEE'S rights and licenses with respect to the MARKS shall terminate and LICENSEE shall immediately discontinue all use of the MARKS and, at LICENSOR'S sole discretion, shall either destroy or deliver to LICENSOR any unsold inventory of products bearing the MARKS.

7. GENERAL

7.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Ohio, without reference to conflict of law principles.

7.2 Partial Invalidity. If any provision in this Agreement shall be found or be held invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision, which most nearly effects the parties' intent in entering into this Agreement.

7.3 Modification. Except as otherwise herein stated, no alteration, amendment, waiver, cancellation or any other change in any term or condition of this Agreement shall be valid or binding on either party unless the same shall have been mutually assented to in writing by both parties.

7.4 Waiver. The failure of either party to enforce at any time any of the provisions of this Agreement, or the failure to require at any time the performance by the other party of any of the provisions of this Agreement, shall in no way be construed as a present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter. The express waiver by either party of any provision, condition or requirement of this Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

7.5 Assignment. This Agreement shall be binding upon and inure to the benefit of the 3 parties hereto and their respective successors and assigns. LICENSEE shall not assign any of its rights, obligations or privileges (by operation of law or otherwise) hereunder without the prior written consent of LICENSOR, which shall not be unreasonably withheld. LICENSOR shall have the right to assign its rights, obligations and privileges hereunder to an assignee that agrees in writing to be bound by the terms and conditions of this Agreement.

7.6 Force Majeure. Notwithstanding anything else in this Agreement, and except for the obligation to pay money, no default, delay or failure to perform on the part of either party shall be considered a breach of this Agreement if such default, delay or failure to perform is shown to be due to causes such as strikes, lockouts or other labor disputes, riots, civil disturbances, actions or inactions of governmental authorities, or epidemics, war, embargoes, severe weather, fire, earthquakes, acts of God or the public enemy, nuclear disasters, or default of a common carrier; provided, that for the duration of such force majeure the party charged with such default must continue to use all reasonable efforts to overcome such force majeure.

7.7 Notices. Any notice required or permitted to be given by either party under this Agreement shall be in writing and shall be personally delivered or sent by certified or registered letter or by a national overnight courier-signature upon receipt required, to the other party at its address first set forth above, or such new address as may from time to time be supplied hereunder by the parties hereto. If mailed, such notices will be deemed effective three (3) working days after deposit, postage prepaid, in the mail.

7.8 Entire Agreement. The terms, conditions and exhibits herein contained constitute the entire Agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matter hereof.

7.9 Enforcement. LICENSEE and LICENSOR agree that money damages would be inadequate compensation to LICENSOR in the event LICENSEE breaches any provision of this Agreement. Accordingly, all the provisions of this Agreement shall be specifically enforceable against LICENSEE, and LICENSOR shall be entitled, in addition to other available remedies, to an injunction against LICENSEE for a breach of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed below by their respective duly authorized officers or representatives.

"LICENSOR" AMERICAN MOTORCYCLIST                 "LICENSEE"

ASSOCIATION

By: /s/ Robert Rasor                             By: /s/ Don Dallape
    -----------------                                -----------------
Print Name: Robert Rasor                         Print Name: Donald Dallape
            -------------------                              --------------
Title: President                                 Title: President
       ------------------------                         ------------------------
Date: March 21, 2003                             Date: 03/24/03
      ---------------                                  --------

                                    EXHIBIT A

U.S. TRADEMARK/SERVICE MARK REGISTRATIONS BEING LICENSED

Mark                               Registration No.               Reg. Date
----                               -----------------              ---------

AMA and design                     1070002
AMA Pro Racing                     2649508,2559805,2002-9976
AMA Motocross                      78/103854




              FOREIGN TRADEMARKS/SERVICE MARKS REGISTRATIONS BEING

                                    LICENSED

Mark                    Country              Registration Number(s)
--------------------------------------------------------------------------------

AMA and design          Japan                4146195, 4119516, 3231091
AMA Pro Racing                               2649508, 2559805, 2002-9976

                                    EXHIBIT B

 Attach sample use of MARKS here.


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